   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           SCOTSMAN INDUSTRIES, INC.
     (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR RESPECTIVE CHARTERS)

                        DELAWARE                                                   36-3635892
              (State or other jurisdiction                                      (I.R.S. Employer
           of incorporation or organization)                                  Identification No.)

                             820 FOREST EDGE DRIVE
                          VERNON HILLS, ILLINOIS 60061
                           TELEPHONE: (847) 215-4500
  (Address, including zip code, and telephone number, including area code, of principal executive offices)
                            ------------------------

                                DONALD D. HOLMES
                    VICE PRESIDENT -- FINANCE AND SECRETARY
                           SCOTSMAN INDUSTRIES, INC.
                             820 FOREST EDGE DRIVE
                          VERNON HILLS, ILLINOIS 60061
                                 (847) 215-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

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
                  IMAD I. QASIM, ESQ.                                       JAMES J. JUNEWICZ, ESQ.
                    SIDLEY & AUSTIN                                           MAYER, BROWN & PLATT
                ONE FIRST NATIONAL PLAZA                                     190 S. LASALLE STREET
                CHICAGO, ILLINOIS 60603                                     CHICAGO, ILLINOIS 60603
                     (312) 853-7000                                              (312) 782-0600
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                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-38489

    If this Form 333-38489 is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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
=================================================================================================================================
                                                                    PROPOSED               PROPOSED
       TITLE OF EACH CLASS OF              AMOUNT TO BE         MAXIMUM OFFERING      MAXIMUM AGGREGATE          AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED          PRICE PER SHARE         OFFERING PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per
  share..............................     241,755 shares           $25.563(1)          $6,179,983.10(1)            $1,873
---------------------------------------------------------------------------------------------------------------------------------
Common Stock Purchase Rights.........     241,755 rights              (2)                    (2)                    (2)
=================================================================================================================================
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(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the Company's Common Stock as reported on the New York Stock Exchange on November 21, 1997.
(2) The Common Stock Purchase Rights of the Company initially are attached to and trade with shares of the Company's Common Stock being registered hereby.
    Value attributable to such Common Stock Purchase Rights, if any, is reflected in the market price of the Company's Common Stock.
================================================================================

     This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.10 per share, of Scotsman Industries, Inc., a Delaware corporation, for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-38489) are incorporated in this registration statement by reference.

     The required opinion and consents are listed on the Index to Exhibits attached hereto and filed herewith.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN VERNON HILLS, ILLINOIS ON NOVEMBER 25, 1997.

                                          SCOTSMAN INDUSTRIES, INC.

                                          By: /s/ R.C. OSBORNE
                                            ------------------------------------
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON NOVEMBER 25, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

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
                  SIGNATURE                                       TITLE
                  ---------                                       -----
              /s/ R.C. OSBORNE                      Chairman of the Board, President,
---------------------------------------------       Chief Executive Officer &
               (R.C. Osborne)                       Director (Principal Executive
                                                    Officer)

               /s/ D.D. HOLMES                      Vice President-Finance and
---------------------------------------------       Secretary (Principal Financial &
                (D.D. Holmes)                       Accounting Officer)

                      *                             Director
---------------------------------------------
                (D.C. Clark)

                      *                             Director
---------------------------------------------
               (T.C. Collins)

                      *                             Director
---------------------------------------------
              (F.W. Considine)

                      *                             Director
---------------------------------------------
               (G.D. Kennedy)

                      *                             Director
---------------------------------------------
                (R.G. Rettig)

                      *                             Director
---------------------------------------------
                (R.L. Thomas)

            *By: /s/ D.D. HOLMES
   ---------------------------------------
              Attorney-in-Fact
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

                               INDEX TO EXHIBITS

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
EXHIBIT
  NO.                               EXHIBIT
-------                             -------
 5        -- Opinion of Sidley & Austin, counsel for the Company, as to the legality of the shares being registered.*
 23.1     -- Consent of Arthur Andersen LLP.*
 23.2     -- Consent of Coopers & Lybrand L.L.P.*
 23.3     -- Consent of Sidley & Austin (contained in Exhibit 5 above).
 24       -- Powers of Attorney (included as Exhibit 24.1 to the
             Company's Registration Statement on Form S-3 (Registration Statement No. 333-38489)).**
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---------------
 * Filed herewith.

** Filed with the Securities and Exchange Commission on October 22, 1997.